National Healthcare Properties Announces Appointment of Scott Humphrey to the Board of Directors

New York, January 12, 2026 – National Healthcare Properties, Inc. (Nasdaq: NHPAP / NHPBP) (the “Company” or “NHP”) announced today the appointment of Scott Humphrey to the Company’s Board of Directors (the “Board”). Mr. Humphrey will serve as one of NHP’s independent directors and the chair of the Audit Committee, effective January 12, 2026.

“We are thrilled to welcome Scott Humphrey to the NHP Board,” said Michael Anderson, Chief Executive Officer and President. “Scott’s extensive experience in investment banking, finance, capital markets and corporate governance, as well as his lengthy public company board service, will prove invaluable to NHP as we look to capitalize on our significant growth opportunity ahead.”

Mr. Humphrey is a seasoned financial executive and social impact advocate with a 30-year career spanning investment banking, early-stage venture investing and nonprofit leadership. After beginning his career in New York and Chicago with top-tier investment banks (BMO Capital Markets and Deutsche Bank Securities), Mr. Humphrey transitioned to advising and investing in companies with both attractive financial returns and positive social impact. His expertise bridges strategy, finance and innovation and qualifies him as a trusted advisor at both the executive and board levels. Mr. Humphrey’s cross-industry experience includes deep knowledge in corporate governance, mergers and acquisitions, restructuring and operational turnarounds. Further, he has a proven ability to identify sustainable growth opportunities and implement solutions to complex business challenges, while also developing and retaining high-performing teams. His prior public board experience includes serving as Lead Director (2018-2023) of Heska Corporation (Nasdaq: HSKA, acquired by Mars Corporation in 2023), as well as Compensation Committee Chair (2018-2020), Governance Committee Chair (2017-2018) and an Audit Committee member (2017-2023). He currently sits on the boards of Integrated Rail and Resources Inc. (pending public offering in 2026), where he serves as the Audit Committee Chair, and privately held Manifold Group (since 2024). Additionally, he serves on the advisory boards of Bredan, Inc. (since 2019), Clariti Strategic Advisors Inc. (since 2019), and The Will Group (since 2023). Prior advisory board experience includes Age@Home 2021-2024), Investcorp North America (2022-2024), TerraVesco (2021-2022) and Bottles Waiting (2018-2021). Previously, Mr. Humphrey served on the boards of Front & Center LLC (2018-2020) and HemoLife Medical, Inc. (2002-2017).

About National Healthcare Properties, Inc.

National Healthcare Properties, Inc. (Nasdaq: NHPAP / NHPBP) is a publicly registered real estate investment trust focused on acquiring a diversified portfolio of healthcare real estate, with an emphasis on seniors housing and outpatient medical facilities located in the United States. Additional information about NHP can be found on its website at nhpreit.com.

Forward-Looking Statements

This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the potential growth of NHP’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its ability to enter into agreements with new viable tenants for vacant space on favorable terms, or at all; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to make distributions to shareholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its critical accounting policies; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; and its ability to finance and complete, and the effect of, future acquisitions. When NHP uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. NHP’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited, the risks and uncertainties described in the section titled Risk Factors of its most recent Annual Report on Form 10-K for the year ended December 31, 2024 and all other filings with the Securities and Exchange Commission. Finally, NHP assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Contacts

Investors and Media:
Email: ir@nhpreit.com